UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 13, 1997
                         Commission file number: 1-11782


                           ESQUIRE COMMUNICATIONS LTD.
    ( Exact name of Small Business issuer as specified in its charter)


DELAWARE                                                         13-3703760
(State or other jurisdiction                                  (I.R.S Employer
of incorporation or organization)                         Identification No.)


216 EAST 45TH STREET, NEW YORK, NEW YORK                         10017
(Address of principal executive offices)                       (Zip Code)


  Registrant's telephone number including area code:       (212) 687-8010

----------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed from last report)

Item 7.       FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS


                           ESQUIRE COMMUNICATIONS LTD.

                          KRAUSS, KATZ & ACKERMAN, INC.
                                       AND
                         AMERICAN NETWORK SERVICES, INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

BASIS OF COMBINATION-PROFORMA

     The accompanying pro forma combined statements of operations have been derived from Esquire Communications Ltd.'s ("ESQ.COM") statements of operations for year ended December 31, 1996 and the six-month period ended June 30, 1997. Adjustments have been made to such information to give effect to the following transactions and events as if each had occurred as of the beginning of the period covered by these pro forma combined statements of operations:

A. ESQ.COM's acquisition of Krauss, Katz & Ackerman, Inc. ("KKA") on June 13, 1997.

B. ESQ.COM's acquisition of American Network Services, Inc. ("DepoNet") on June 18, 1997.

C. ESQ.COM's private sale of Series A Convertible Preferred Stock which closed on or about June 18, 1997. The net proceeds from the private sale of $7.1 million ( Gross $7.5 million and estimated related cost of $.4 million) were used for the above acquisitions.

D. ESQ.COM's assumed borrowing of $9.0 million under its revolving loan agreement with Antares Leveraged Capital Corp. used for the above acquisitions.


     The pro forma combined statements of operations have been adjusted on a proforma basis for the above transactions and assumptions (pro forma adjustments) discussed in the accompanying notes.

     The accompanying pro forma financial information does not purport to represent what ESQ.COM's results of operations or financial condition would have been had such transactions in fact occurred at beginning of the periods presented or to project ESQ.COM's results of operations or financial position in or for any future periods.

                           ESQUIRE COMMUNICATIONS LTD.

                          KRAUSS, KATZ & ACKERMAN, INC.
                                       AND
                         AMERICAN NETWORK SERVICES, INC.

         NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      For the Year Ended December 31, 1996

BASIS OF COMBINATION OF HISTORICAL FINANCIAL INFORMATION

     ESQ.COM's operating results represent historical results of operations for the year ended December 31, 1996. See ESQ.COM's 1996 financial statements previously filed with its annual report on form 10-KSB. KKA and DepoNet include historical results of operations for the year ended December 31, 1996.

PROFORMA ADJUSTMENTS

(1)      EXPENSES

         OPERATING EXPENSES:
          To record the estimated cost of court reporting work performed by the principals of KKA. The principals of KKA were paid salaries which had no relation to the amount of court reporting work performed by them. In addition, such salaries were part of general and administrative expenses.

         GENERAL AND ADMINISTRATIVE:
          To record the estimated salary reduction to be realized with respect to the negotiated employment agreement entered into with the principals of KKA and DepoNet and to eliminate certain expenses of KKA and DepoNet that were unrelated to the business acquired by ESQ.COM.

          DEPRECIATION AND AMORTIZATION:

          To record amortization of goodwill arising from KKA and DepoNet acquisitions.

          INTEREST EXPENSE:

          To record the additional interest cost as a result of the assumed debt increase with the proceeds of the revolving loan agreement to finance the acquisition of KKA and DepoNet.

          OTHER INCOME:

         To adjust KKA's income from assets that were not acquired by ESQ.COM.

         PROVISION FOR TAXES:
          To record income tax on the pro forma income at effective statutory rates with assumed termination of Subchapter S Corporation status of KKA and DepoNet.

                           ESQUIRE COMMUNICATIONS LTD.

                          KRAUSS, KATZ & ACKERMAN, INC.
                                       AND
                         AMERICAN NETWORK SERVICES, INC.

         NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      For the Year Ended December 31, 1996

         PREFERRED DIVIDEND REQUIREMENTS:

          To record the dividend payable on the Series A Convertible Preferred Stock sold in June 1997 to finance KKA and DepoNet acquisitions.

         PRO FORMA PER SHARE COMPUTATION:

          The computation of proforma net income per share of common share amounts for the year ended December 31, 1996 has, in determining the average number of common shares outstanding, given retroactive effect for 750,000 shares of common stock of ESQ.COM assumed to be issued in the acquisition of DepoNet.



ESQUIRE COMMUNICATIONS LTD.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE YEAR ENDED December 31, 1996
( In Thousands Except Per Share Data)



                                                                    Historical                                  Pro Forma
                                                            ESQ.COM      KKA     DepoNet             Adjustments       Combined
Revenues                                                   $24,583     $6,793    $3,011                                 $34,387

Costs and expenses:
   Operating expenses                                       13,925      3,220              (1)          204             17,349
   General and administrative expenses                       8,443      3,451     2,331    (1)       (1,911)            12,314
   Depreciation and amortization                             1,158         50        66    (1)          762              2,036
                                                            ------      -----     -----              ------            -------
                                                            23,526      6,721     2,397                (945)            31,699
                                                            ------      -----     -----                ----             ------

Income from operations                                       1,057         72       614                 945              2,688

Other income (expense)
   Interest expense                                         (1,163)       (30)      (32)   (1)         (793)            (2,018)
   Interest and other income                                     9          2              (1)           (2)                 9
                                                            ------        ----      -----              -----            -------
                                                            (1,154)       (28)      (32)               (795)            (2,009)
                                                            ------        ----      -----              ------           ------

(Loss) income before provision for income taxes
  and extraordinary item                                       (97)        44       582                 150                679

Income Taxes provision                                         212                         (1)          326                538
                                                               ---       -----     ------              ----                ---
(Loss) income before  extraordinary item                      (309)        44       582                (176)               141

Extraordinary item- loss on early extinguishment
   of debt, net of tax benefit of $104                        (157)                                                       (157)
                                                             ----------------------------            ------------      ---------
Net (loss) income                                             (466)        44       582               (176)                (16)

Dividends on preferred stock                                   (75)                        (1)        (450)               (525)
                                                             ---------  ------    --------           -----------         --------
Net income applicable to
 common stockholders                                         ($541)       $44      $582              ($626)              ($541)
                                                             ========   ======    ========           ==========          ========

Pro forma (loss) earnings per share:
   Income before extraordinary item                                                                                     ($0.08)
   Extraordinary item                                                                                                    (0.03)

   Net (loss)                                                                                                           ($0.11)
                                                                                                                     =============
Pro forma weighted average common
   shares outstanding                                                                                                4,851,680
                                                                                                                    =============


                           ESQUIRE COMMUNICATIONS LTD.

                          KRAUSS, KATZ & ACKERMAN, INC.
                                       AND
                         AMERICAN NETWORK SERVICES, INC.

         NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                     For the six months ended June 30, 1997

BASIS OF COMBINATION OF HISTORICAL FINANCIAL INFORMATION


     ESQ.COM's operating results represent historical results of operations for the six months ended June 30, 1997. See ESQ.COM's June 30, 1997 financial statements previously filed with its form 10-QSB. KKA and DepoNet include historical results of operations for the period January 1, 1997 to the date of acquisition by ESQ.COM.


PROFORMA ADJUSTMENTS

(2)      EXPENSES

         OPERATING EXPENSES:
          To record the estimated cost of court reporting work performed by the principals of KKA. The principals of KKA were paid salaries which had no relation to the amount of court reporting work performed by them. In addition, such salaries were part of general and administrative expenses.

         GENERAL AND ADMINISTRATIVE:
          To record the estimated salary reduction to be realized with respect to the negotiated employment agreement entered into with the principals of KKA and DepoNet and to eliminate certain expenses of KKA and DepoNet that were unrelated to the business acquired by ESQ.COM.

         DEPRECIATION AND AMORTIZATION:

          To record amortization of goodwill arising from KKA and DepoNet acquisitions.

         INTEREST EXPENSE:

          To record the additional interest cost as a result of the assumed debt increase with the proceeds of the revolving loan agreement to finance the acquisition of KKA and DepoNet.

         OTHER INCOME:

          To adjust KKA's income from assets that were not acquired by ESQ.COM.

                           ESQUIRE COMMUNICATIONS LTD.

                          KRAUSS, KATZ & ACKERMAN, INC.
                                       AND
                         AMERICAN NETWORK SERVICES, INC.

         NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                     For the six months ended June 30, 1997

         PROVISION FOR TAXES:
          To record income tax on the pro forma income at effective statutory rates with assumed termination of Subchapter S Corporation status of KKA and DepoNet.

         PREFERRED DIVIDEND REQUIREMENTS:

          To record the dividend payable on the Series A Convertible Preferred Stock sold in June 1997 to finance KKA and DepoNet acquisitions.

         PRO FORMA PER SHARE COMPUTATION:

         The computation of proforma net income per share of common share amounts for the six months ended June 30, 1997 has, in determining the average number of common shares outstanding, given retroactive effect for 750,000 shares of common stock of ESQ.COM assumed to be issued in the acquisition of DepoNet.


ESQUIRE COMMUNICATIONS LTD.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE SIX MONTHS ENDED June 30, 1997
( In Thousands Except Per Share Data)



                                                                             Historical                           Pro Forma
                                                                       ESQ.COM      KKA       DepoNet      Adjustments    Combined
Revenues                                                               $18,955       $3,437   $1,469                      $23,861

Costs and expenses:
   Operating expenses                                                   11,057        1,591          (2)   102             12,750
   General and administrative expenses                                   7,356        1,552    1,258 (2)  (885)             9,281
   Depreciation and amortization                                           981           21       58 (2)   349              1,409
                                                                        --------      ------ -------      ------          --------
                                                                        19,394        3,164    1,316      (434)            23,440
                                                                        --------      ------  ------      ------          --------
Income from operations                                                    (439)         273      153       434                421

Other income (expense)
   Interest expense                                                       (893)        (16)      (23)(2)  (353)           (1,285)
   Interest and other income                                                14           1           (2)    (1)               14
                                                                       ---------     -------   ------     -------         -------
                                                                          (879)        (15)      (23)     (354)           (1,271)
                                                                       ---------     -------   ------     -------         -------
(Loss) income before provision for income taxes                         (1,318)        258       130        80              (850)

Income Taxes (benefit) provision                                          (424)                     (2)    196              (228)
                                                                       ---------     -------    -----     --------        --------
Net (loss) income                                                         (894)        258       130      (116)             (622)

Dividends on preferred stock                                              (240)                     (2)   (206)             (446)
                                                                       ---------      ------    -----     --------        --------
Net income applicable to
 common stockholders                                                   ($1,134)       $258      $130     ($322)          ($1,068)
                                                                       =========      =======   ======   =========       =========


Pro forma (loss) earnings  per share:
   Net (loss)                                                                                                             ($0.22)
                                                                                                                         =========
Pro forma weighted average common
   shares outstanding                                                                                                  4,869,031
                                                                                                                       ===========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


August 27, 1997

                                            By:/S/ DAVID A. HIGSON
                                               David A. Higson
                                               Senior Vice President, Chief
                                               Financial Officer

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Financial Statements
December 31, 1996 and 1995
(With Independent Auditors' Report Thereon)

PEAT MARWICK LLP
1600 Market Street
Philadelphia, PA 19103-7212

INDEPENDENT AUDITORS' REPORT

The Stockholders
Krauss, Katz & Ackerman, Inc.:

We have audited the accompanying combined balance sheets of Krauss, Katz & Ackerman, Inc. and affiliate as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Krauss, Katz & Ackerman, Inc. and affiliate at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                       KPMG Marwick LLP

May 16, 1997

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Balance Sheets
December 31, 1996 and 1995


Assets                                                                  1996            1995
Cash                                                                 $  95,467          23,882
Accounts receivable, net of allowance for doubtful accounts
        of $83,455 in 1996 and $43,176 in 1995                       1,493,781       1,275,398
Other                                                                      100             100
-----------------------------------------------------------------------------------------------
Total current assets                                                 1,589,348       1,299,380
-----------------------------------------------------------------------------------------------
Property and equipment:
        Furniture and equipment                                       662,330          634,487
        Less accumulated depreciation and amortization                592,270          557,788
-----------------------------------------------------------------------------------------------
Net property and equipment                                             70,060           76,699
-----------------------------------------------------------------------------------------------

Security deposits                                                       9,789           12,719
Intangible assets, net of accumulated amortization of
        $53,818 in 1996 and $37,871 in 1995                           185,372          201,319
-----------------------------------------------------------------------------------------------
Total assets                                                     $  1,854,569        1,590,117
===============================================================================================
See accompanying notes to combined financial statements.


KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Balance Sheets
December 31, 1996 and 1995


Liabilities and Stockholders' Equity                                   1996            1995
Current liabilities:
        Due to stockholders, net                                      $ 163,233        117,755
        Current portion of long term debt                                16,189         16,846
        Accounts payable                                                686,721        505,380
        Accrued expenses                                                546,319        421,839
----------------------------------------------------------------------------------------------
Total current liabilities                                             1,412,462      1,061,820
----------------------------------------------------------------------------------------------
Security deposits                                                         1,775          1,775
Long term debt less current portion                                     129,621        145,810
----------------------------------------------------------------------------------------------
Total liabilities                                                     1,543,858      1,209,405
----------------------------------------------------------------------------------------------
Stockholders' equity:
        Common stock of no par value, 1,000 shares authorized
                300 shares issued and outstanding                         3,300          3,300
        Additional paid-in capital                                      424,506        424,506
        Retained earnings                                              (117,095)       (47,094)
-----------------------------------------------------------------------------------------------
Total stockholders' equity                                              310,711        380,712
-----------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                         $  1,854,569      1,590,117
===============================================================================================

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Statements of Operations
Years ended December 31, 1996 and 1995

                                                              1996            1995
Income:
        Fees                                                 $  6,793,259     6,231,543
        Rent reimbursement                                         18,565        21,483
        Equipment rental                                            5,047         7,696
----------------------------------------------------------------------------------------
Total income                                                    6,816,871     6,260,722
Direct costs                                                    3,219,541     2,956,341
----------------------------------------------------------------------------------------
Gross profit                                                    3,597,330     3,304,381
----------------------------------------------------------------------------------------
Depreciation and amortization                                      50,428        73,585
Officers' salaries                                              1,223,279     1,266,696
Other operating expenses                                        2,251,282     2,038,505
----------------------------------------------------------------------------------------
Operating income (loss)                                            72,341       (74,405)
----------------------------------------------------------------------------------------
Interest expense                                                  (30,015)      (36,756)
Interest income                                                     1,673         1,800
----------------------------------------------------------------------------------------
Net income (loss)                                               $  43,999      (109,361)
========================================================================================
See accompanying notes to combined financial statements.


KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Statements of Stockholders' Equity
Years ended December 31, 1996 and 1995

                                                                        Additional                              Total
                                                        Common          paid-in                 Retained        stockholders'
                                                        stock           capital                 earnings        equity
Balance, January 1, 1995                                $ 3,300         424,506                 62,267          490,073
Net loss                                                   -               -                  (109,361)        (109,361)
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                                3,300         424,506                (47,094)         380,712
------------------------------------------------------------------------------------------------------------------------
Net income                                                  -               -                   43,999           43,999
Dividends                                                   -               -                 (114,000)        (114,000)
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                             $  3,300         424,506               (117,095)         310,711
========================================================================================================================
See accompanying notes to combined financial statements.

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Combined Statements of Cash Flows
Years ended December 31, 1996 and 1995

                                                                              1996            1995
Cash flows from operating activities:
        Net income (loss)                                                    $  43,999        (109,361)
-------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided by operating activities:
                        Depreciation and amortization                           50,428         73,585
                        Changes in assets and liabilities:
                                Increase in accounts receivable               (218,383)       (79,403)
                                Increase in accounts payable                    181,341        88,841
                                Increase in accrued expenses                    124,480        91,313
-------------------------------------------------------------------------------------------------------
        Total adjustments                                                       137,866       174,336
-------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                       181,865        64,975

Cash flows from investing activities:
        Purchase of property and equipment                                      (27,842)      (35,673)
        Payments on note receivable                                                -           28,126
        (Increase) decrease in security deposits                                  2,930          (748)
-------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                           (24,912)       (8,295)
-------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
        Payments on long term debt                                              (16,846)      (82,243)
        Payments to stockholders                                               (114,000)      (18,997)
        Repayments of advances to stockholders                                   45,478          -
        Other                                                                      -              290
-------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                           (85,368)     (100,950)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                  71,585       (44,270)
Cash at beginning of year                                                        23,882        68,152
-------------------------------------------------------------------------------------------------------
Cash at end of year                                                            $ 95,467        23,882
=======================================================================================================
Cash paid for interest                                                         $ 30,015        36,756
=======================================================================================================


KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
Notes to Combined Financial Statements
December 31, 1996 and 1995

 (1)     Business Activity

Krauss, Katz & Ackerman, Inc. (the Company) and affiliate provide court reporting and other litigation support services.

(2) Summary of Significant Accounting Policies

Basis of Accounting

The accompanying combined financial statements have been prepared on the accrual basis of accounting in which revenue and gains are recognized when earned and expenses and losses are recognized when incurred.

Principles of Combination

The combined financial statements include the accounts of the Company and an affiliate under common control. All significant intercompany transactions and accounts have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

Intangible Assets

Intangible assets consist primarily of goodwill which represents the excess of cost over the net assets of a business acquired. These assets are being amortized using the straight-line method over their estimated lives of 15 years. The Company assesses the recoverability of these intangible assets by determining whether amortization of the balances over their remaining life can be recovered through undiscounted future operating cash flows of the acquired operation.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on assets is provided using the double declining balance method over lives ranging from 5 to 7 years.

Income Taxes

No provision for income taxes is reflected in the accompanying financial statements since the stockholders of the Company have elected to be taxed individually on the profits of the Company.

(2)     Continued

Retirement Plans

The Company has established a profit sharing plan covering those employees meeting certain eligibility requirements. Profit sharing expense under this plan amounted to $115,000 and $153,245 in 1996 and 1995, respectively.

(3) Long Term Debt

Long-term debt at December 31 consisted of:

                                                         1996            1995

Installment note, secured by equipment,
payable in 48 monthly installments of $284
including interest at 13% through July 1996               $-            1,903

Installment note, payable in 40 quarterly
installments of $6,875 including interest at 8%
through October 2003                                     145,810        160,753
-------------------------------------------------------------------------------
                                                         145,810        162,656
Less: current portion                                     16,189         16,846
-------------------------------------------------------------------------------
Total                                                   $129,621        145,810
-------------------------------------------------------------------------------
The long-term debt maturing during the next five years is:

             1997                                        $16,189
             1998                                         17,538
             1999                                         19,001
             2000                                         20,585
             2001                                         22,301
             Thereafter                                   50,196
            ------------------------------------------------------

(4) Related Party Transactions

The stockholders of the Company obtained a $250,000 line of credit which is guaranteed by the Company. Proceeds from advances under the line were loaned to the Company. The loan from the stockholders bears interest at 1/2% over prime (8.75% at December 31, 1996). The outstanding balance under the line of credit agreement was $209,000 and $220,000 at December 31, 1996 and 1995, respectively.

(5) Commitments and Contingencies

In September 1993, the Company entered into a lease agreement with an unrelated party for its premises. The term of the lease is for a period of ten years. In February 1995, the Company opened an additional office and entered into a lease agreement with an unrelated party. The term of the lease is for a period of two years with the option to renew for another one year period. The Company is also obligated under various auto and equipment leases over periods ranging from 2 to 5 years. Lease expense for the period ended December 31, 1996 and 1995 was $210,969 and $207,793, respectively.

The future minimum lease payments as of December 31 are:

                         1997                               $322,668
                         1998                                256,703
                         1999                                253,537
                         2000                                257,745
                         2001                                247,116
                         Later years                         258,636
                         --------------------------------------------
                         Total minimum payments required  $1,596,405
                         ---------------------------------------------

                   KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE

                         Unaudited Financial Statements

                             April 30, 1997 and 1996

                                TABLE OF CONTENTS

                                                                  PAGE


         Condensed Combined Balance Sheets                         1
         Condensed Combined Statements of Operations               2
         Condensed Combined Statements of Cash Flows               3
         Notes to Condensed Combined Financial Statements          4


KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
CONDENSED COMBINED BALANCE SHEETS
UNAUDITED
                                                    April 30,             April 30,
                                                      1997                 1996
ASSETS
Current assets:
Cash                                               $164,569              $98,475
Accounts receivable, less allowance               1,305,155            1,340,698
Other                                                64,856                  100
                                                 -----------          -----------
Total current assets                              1,534,580            1,439,273

Property and equipment, net                          70,999               74,486
Other assets, net                                   189,603              205,792
                                                 -----------          -----------
                                                 $1,795,182           $1,719,551
                                                =============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses            $1,164,846           $1,157,929
Due to stockholders                                  -                  132,914
Current portion of long-term debt                    16,850              16,404
                                                -----------           ----------
Total current liabilities                         1,181,696           1,307,247

Long-term debt                                      121,028             137,795
Other liabilities                                     1,775               1,775

Stockholders' equity:
Common stock of no par value, 1000 shares
   authorized, 300 shares issued and outstanding      3,300               3,300
Additional paid in capital                          424,506             424,506
Retained earnings ( accumulated deficit)             62,877            (155,072)
                                                   ---------           ----------
Total stockholders' equity                          490,683             272,734
                                                ------------        -------------
                                                 $1,795,182          $1,719,551
                                                ============        =============
See notes to condensed combined financial statements.

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF OPERATIONS
UNAUDITED
                                                      For the Four Months Ended
                                                      April 30,             April 30,
                                                        1997            1996
Fees income                                             $2,498,680      $2,031,285

Costs and expenses:
  Direct costs                                           1,156,644         962,691
  General and administrative expenses                    1,135,170       1,150,316
  Depreciation and amortization                             15,613          16,809
                                                         ----------      ----------
                                                         2,307,427       2,129,816

Income (loss) from operations                              191,253         (98,531)

Other income ( expense):
  Interest expense                                         (11,803)        (10,005)
  Interest income                                              522             558
                                                        -----------      -----------
                                                           (11,281)         (9,447)
                                                        -----------      -----------
Net income (loss)                                          179,972        (107,978)
                                                        ===========      ===========

See notes to condensed combined financial statements.

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
UNAUDITED
                                                                 For the Four Months Ended
                                                                 April 30,          April 30,
                                                                    1997              1996
Cash flows from operating activities
Net income ( loss)                                                  $179,972       ($107,978)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities
    Depreciation and amortization                                     15,613          16,809
    (Increase) decrease in assets:
      Accounts receivable                                            188,626         (65,300)
      Other current assets                                           (19,340)
    (Decrease) increase in liabilities:
      Accounts payable and accrued expenses                          (68,194)        230,710
                                                                   ------------     ----------
Net cash provided by operating activities                            296,677          74,241
                                                                   ------------     -----------
Cash flows from investing activities
   Purchase of property and equipment                                (10,624)         (9,281)
   Decrease (increase) in other assets                                  (380)          2,931
                                                                   ------------      ----------
Net cash used in investing activities                                (11,004)         (6,350)

Cash flows from financing activities
   Payments on long-term debt                                         (7,932)         (8,457)
   (Repayments to)  advances by stockholders                        (208,639)         15,159
                                                                  -------------      ----------
Net cash (used in) provided by financing activities                 (216,571)          6,702
                                                                  -------------      ----------
Net increase in cash                                                  69,102          74,593
Cash-beginning of period                                              95,467          23,882
                                                                  -------------      ----------
Cash-end of period                                                  $164,569         $98,475
                                                                  =============      ==========
Supplemental information:
Approximate interest paid during the period                          $12,000         $10,000
                                                                  =============      ==========

See notes to condensed combined financial statements.

KRAUSS, KATZ & ACKERMAN, INC. AND AFFILIATE
 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
April 30, 1997

NOTE A-- BASIS OF PRESENTATION

         The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) to Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be attained for an entire year. For further information, refer to the Company's Financial Statements and footnotes for the fiscal year ended December 31, 1996 filed with Esquire Communications Ltd.'s Form 8-K.

         The condensed combined financial statements include the accounts of the Company and an affiliate under common control. All significant intercompany transactions and accounts have been eliminated.

NOTE B-- SUBSEQUENT EVENTS

         Subsequent to April 30, 1997 the Company sold substantially all of its assets and operations, subject to assumptions of certain liabilities, to a publicly traded court reporting company. The Company ceased operations effective June 13, 1997 with operations being conducted by the successor corporation.

                              FINANCIAL STATEMENTS
                         AMERICAN NETWORK SERVICES, INC.

                                DECEMBER 31, 1996
                                      WITH
                          INDEPENDENT AUDITOR'S REPORT

                         AMERICAN NETWORK SERVICES, INC.
                                TABLE OF CONTENTS

                                                                         PAGE

INDEPENDENT AUDITOR'S REPORT............................................   1

FINANCIAL STATEMENTS:

   Balance Sheets as of December 31, 1995 and 1996......................   2
   Statements of Income for the Years Ended
   December 31, 1995 and 1996...........................................   3

   Statements of Stockholders' Equity (Deficit)
   Ended December 31, 1995 and 1996.....................................   4

   Statements of Cash flows for the Years Ended
   December 31, 1995 and 1996...........................................   5

NOTES TO THE FINANCIAL STATEMENT.......................................  6-9

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders
American Network Services, Inc.


     We have audited the accompanying balance sheets of American Network Services, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity (deficit), and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Network Services, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                        FREED MAXICK SACHS & MURPHY, P.C.

August 7, 1997
Buffalo, New York

                         AMERICAN NETWORK SERVICES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996



  ASSETS                                                         1995            1996
                                                                 ----            ----

Current assets:
    Cash and cash equivalents                                    $ 164,533       $ 244,867
    Trade receivables, net of allowance for doubtful
     accounts of $30,693 ($18,549 - 1995)                           80,738          82,037
    Prepaid expenses                                                36,817         139,299
    Note receivable                                                   -            117,188
                                                                  --------       ---------
                    Total current assets                           282,088         583,391

Equipment:
    Furniture and equipment                                         75,762         104,006
    Computers and software                                         102,544         186,266
                                                                  ---------       --------
                                                                   178,306         290,272

       Less accumulated depreciation and amortization               78,718         120,318
                                                                  ---------       --------
                                                                    99,588         169,954

Other assets:
    Deposits                                                         2,901           2,901
    Intangibles, net                                                 7,823          73,089
                                                                  ---------       --------
                                                                    10,724          75,990
                                                                  ---------       --------

                                                                 $ 392,400       $ 829,335
                                                                 =========       ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Note payable                                                 $    -          $ 351,563
    Accounts payable and accrued expenses                          124,892         243,593
    Unearned revenue and prepaid fees                              196,270         257,320
    Current portion of long term debt                                 -             78,125
    Customer deposits                                               27,963          30,266
                                                                  ---------       --------
        Total current liabilities                                  349,125         960,867

Long-term debt                                                        -            156,250

Stockholders' equity (deficit):
    Common stock, no par, $.01 stated value, authorized
      100,000 shares; issued 76,653 shares - 1996
      (8,328 - 1995)                                                   831             767
     Additional paid-in capital                                    159,505         159,571
     Accumulated deficit                                          (117,061)           (555)
                                                                 ---------        --------
                                                                    43,275         159,783
     Less:  Treasury stock, 8,125 shares at cost                       -          (447,565)
                                                                 ---------        --------
            Total stockholders' equity (deficit)                    43,275        (287,782)
                                                                 ---------        --------
                                                                 $ 392,400       $ 829,335
                                                                 =========       =========


                            See accompanying notes.

                         AMERICAN NETWORK SERVICES, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                  1995                1996
                                                  ----------          ----------

Sales                                             $ 2,837,417         $ 3,010,984

Operating expenses:
        Executive compensation                        579,348             717,608
        Marketing                                     574,365             704,118
        General and administrative expenses           405,350             603,087
        Member relations                              305,494             339,783
        Quality assurance                              38,128              32,822
                                                  -----------         -----------
                Total operating expenses            1,902,685           2,397,418
                                                  -----------         -----------

Income from operations                                934,732             613,566

Other expense:
        Interest expense                                -                 (32,043)
                                                  -----------         -----------

Net income                                        $   934,732         $   581,523
                                                  ===========         ===========


                             See accompanying notes.

                         AMERICAN NETWORK SERVICES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                                               Additional
                                       Common Stock                    Treasury Stock           Paid-In          Accumulated
                                   Shares          Amount          Shares          Amount        Capital           Deficit
                                   ----------------------          ---------------------       ----------        -----------


Balance, December 31, 1994         8,327.550       $   831               -         $    -       $   159,505       $  (285,178)
Net income                            -                -                 -              -              -              934,732
Dividends                             -                -                 -              -              -             (766,615)
                                  -----------      -----------     ------------    ----------   --------------     -----------
Balance, December 31, 1995         8,327.550           831               -              -           159,505          (117,061)
Redemption of shares                 -                 -              (812.500)      (447,565)          -                -
Retirement of shares                (662.225)          (64)             -               -                 66             -
10 for 1 stock split,
  October 21, 1996                68,987.925           -            (7,312.500)         -               -                 -
Net income                           -                 -                -               -               -             581,523
Dividends                            -                 -                -               -               -            (465,017)
                                 -----------      -----------      ------------    ----------   --------------      -----------
Balance, December 31, 1996       76,653.250        $    767         (8,125.000)    $ (447,565)     $  159,571       $    (555)
                                 ==========       ===========      ===========     ===========  ==============      ===========

                            See accompanying notes.

                         AMERICAN NETWORK SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                               1995             1996
                                                            -----------       -----------

Cash flows from operating activities:
   Net income                                               $  934,732        $  581,523
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                             26,648            66,401
      Decrease in assets:
        Accounts receivable                                    (33,608)           (1,299)
        Prepaid expenses                                        (9,406)         (102,482)
      Increase (decrease) in liabilities:
        Accounts payable and accrued expenses                   (9,429)          118,701
        Unearned revenue                                       (84,690)           61,050
        Customer deposits                                        1,898             2,303
                                                            -----------       -----------
       Net cash provided by operating activities               826,145           726,197

Cash flows from investing activities:
   Purchases of equipment                                      (25,741)         (111,966)
   Issuance of note receivable                                    -             (117,188)
   Purchase of intangibles                                      (6,000)          (90,067)
                                                            -----------       -----------

      Net cash used in investing activities                    (31,741)         (319,221)

Cash flows from financing activities:
   Proceeds from note payable                                      -             351,563
   Redemption of common stock                                   (7,537)         (213,188)
   Distributions to stockholders                              (766,615)         (465,017)
                                                            -----------       -----------
      Net cash used in financing activities                   (774,152)         (326,642)

Net increase in cash and cash equivalents                       20,252            80,334

Cash and cash equivalents - beginning of year                  144,281           164,533
                                                            -----------       -----------
Cash and cash equivalents - end of year                     $  164,533        $  244,867
                                                            ===========       ===========
Supplemental cash flow information:
  Income taxes paid                                         $     -           $     -
                                                            ===========       ===========
  Interest paid                                             $     -           $   25,632
                                                            ===========       ===========

                             See accompanying notes.

                         AMERICAN NETWORK SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1. - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS - American Network Services, Inc. (the Company) is a referral network which connects legal professionals to providers of legal support services such as court reporting and process serving. Network firms are located throughout North America and the United Kingdom. Credit is granted to substantially all customers.

     ACCOUNTING ESTIMATES - The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, actual results may differ from estimated amounts.

     CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentration of credit risk consists principally of cash and cash equivalent accounts in financial institutions. Although the cash accounts exceed the federally insured deposit amount, management does not anticipate nonperformance by the financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

     REVENUE RECOGNITION - Court reporting and process service contract revenue is recognized over the term of the agreement, which is one year. Agent of choice contract revenue is recognized monthly as earned. Customer payments received or billed prior to the service period are recorded as customer deposits and unearned revenue and recognized as income when earned.

     EQUIPMENT - Equipment is stated at cost. Depreciation is computed over the estimated useful lives using the straight-line method. Maintenance and minor repairs are expensed as incurred. Depreciation expense for the years ended December 31, 1995 and 1996 was $26,398 and $41,600, respectively.

     INTANGIBLES - Intangibles which consist of trademarks, a noncompete agreement, and the establishment of an Internet site are being amortized over a period of 10, 2, and 5 years, respectively (see Note 3).

     INCOME TAXES - The Company has elected to be treated as an S corporation. The federal and state tax regulations provide that, in lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income; consequently, income taxes are not provided for in the accompanying financial statements.

     CASH AND CASH EQUIVALENT - For purposes of reporting cash flows, the Company includes all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents. The cash equivalent consists of a money market account.

                         AMERICAN NETWORK SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1. - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities are reasonable estimates of their fair value due to their short maturity. Based on the borrowing rates currently available to the Company for loans similar to its bank notes payable, the fair value approximates its carrying amount.

     ADVERTISING - The Company prepays certain advertising costs and expenses them as utilized. Included in prepaid expenses is $29,914 and $74,584 of advertising costs at December 31, 1995 and 1996, respectively. Advertising expense was $417,503 and $429,110 for years ended December 31, 1995 and 1996, respectively.

NOTE 2. - NOTE RECEIVABLE

     In May 1996, the Company received a note receivable from a stockholder in the amount of $117,188 for the purchase of another stockholder's shares. The note bears interest at prime plus 1% (9.5%). This note was repaid in full by the stockholder in May 1997 and has therefore been classified as current in the accompanying financial statements. Included in accounts receivable at December 31, 1996 is $1,355 of accrued interest from this note.

NOTE 3. - INTANGIBLES

     Intangibles consist of the following:

                                                  December 31,
                                 ---------------------------------------------
                                        1995                   1996
                                 -------------------    ----------------------

Trademarks                         $    8,500               $    8,500
Noncompete agreement                    -                       75,000
Internet site                           -                       15,067
                                    ---------                ---------
                                        8,500                   98,567
Accumulated amortization                  677                   25,478
                                    ---------                ---------
                                   $    7,823               $   73,089
                                    =========                =========

     Total amortization expense for the years ended December 31, 1995 and 1996 was $250 and $24,801, respectively.

                         AMERICAN NETWORK SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 4. - NOTE PAYABLE

     The Company has a note payable to a bank which bears interest at prime plus 1% (9.5%). The outstanding principal balance as of December 31, 1995 and 1996 was $-0- and $351,563, respectively. The note matured on May 9, 1997 and was renewed in the principal amount of $281,250 which is due May 9, 1998. The note was secured by 5,546 shares of Company stock and the personal guarantees from the stockholders. This note was repaid in June of 1997 as part of the sale of the Company assets (see Note 10).

NOTE 5. - LONG TERM DEBT

     The Company's long term debt consists of a note payable to a former stockholder in connection with a stock redemption (see Note 7). The note is payable in three annual installments of $78,125 plus quarterly payments of interest at 8% per annum. The note is secured by a stock pledge, personal guarantees of certain stockholders, and a stock escrow agreement. Scheduled annual maturities on this note were $78,125 for 1997, 1998 and 1999. The note was repaid in June of 1997 as part of the sale of the Company assets (see Note
10).

NOTE 6. - EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401(k) plan for all eligible employees. Employees may defer up to 15% of their compensation and employers may make a matching contribution not to exceed 6% of the employees compensation. The Company may also make a qualified non-elective contribution as well as a discretionary contribution. The Company has not contributed to the plan for the years ended December 31, 1995 and 1996.

NOTE 7. - EQUITY TRANSACTIONS

     In May 1996, the Company entered into a purchase and redemption agreement with a former stockholder. The terms of the agreement required the Company to repurchase 1,301 shares prior to a stocksplit for an aggregate consideration of $393,750, of which $159,375 was paid in cash at closing, and the remainder of $234,375 was in the form of a promissory note payable (see Note 5). The note is secured by a stock pledge and escrow agreement along with certain personal guarantees. As additional consideration for obtaining a 2 year non-compete agreement, the stockholder was compensated $75,000 by the Company. The Company also repurchased 174 shares prior to a stocksplit from another former stockholder in the amount of $53,815. The Company retired a total of 662 shares from the repurchase of shares from these stockholders.

     In October 1996, the Company had a 10 for 1 stock split for all issued shares.

                         AMERICAN NETWORK SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 8. - COMMITMENTS AND CONTINGENCIES

     In 1996, the Company adopted an incentive compensation plan for the benefit of two of its officers which provided for bonus and profit participation based on predetermined formulas. Total compensation expense was $179,216 for the year ended December 31, 1996. These contracts were terminated as part of the sale of the Company in June 1997.

NOTE 9. - OPERATING LEASE OBLIGATION

     The Company leases its office space located in Norcross, Georgia. The lease expires April 30, 2000. Future minimum lease payments excluding common area maintenance charges are as follows:

          Year ending April 30,
               1998                             $    75,473
               1999                                  78,075
               2000                                  80,678
                                                 ----------
                                                $   234,226
                                                 ----------

     The lease provides for a terminating option at the end of the twentieth month. The Company must provide 90 days written notice and pay a lease termination penalty of $5,000.

NOTE 10. - SUBSEQUENT EVENT

     In June of 1997, the Company entered into the sale of substantially all of its assets and operations, subject to assumption of certain liabilities, to a publicly traded court reporting company. The purchase price was approximately $6,440,000 in cash and 750,000 shares of restricted common stock of the acquiring company which were trading at $4-7/16 per share in June of 1997. The transaction also included certain terms, conditions, covenants and representations of the Company and its principal stockholders. The Company ceased operations effective June 18, 1997 with operations being conducted by the successor corporation.

     In July of 1997, the Company became party to an arbitration action pursuant to which a customer is seeking to prevent the termination of its agreement and seeking damages for alleged wrongful termination from its referral base. The Company was issued a temporary restraining order prohibiting it from terminating the customer until the court rules on a motion for a preliminary injunction. The Company intends to defend its position.

                         AMERICAN NETWORK SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 11. - SUMMARY OF NON-CASH FINANCING TRANSACTION

     The Company, in connection with the redemption of a former stockholder's shares, issued a note payable to the stockholder for a portion of the purchase agreement in the amount of $234,375 (see Note 5 and 7).

                         AMERICAN NETWORK SERVICES, INC.

                         Unaudited Financial Statements

                             April 30, 1997 and 1996

                                TABLE OF CONTENTS

                                                                   PAGE

         Condensed  Balance Sheets                                   1
         Condensed Statements of Income and Retained Earnings
         (Accumulated Deficit)                                       2
         Condensed Statements of Cash Flows                          3
         Notes to Condensed Financial Statements                     4

AMERICAN NETWORK SERVICES, INC.
CONDENSED BALANCE SHEETS
UNAUDITED

                                                          April 30,         April 30,
                                                           1997              1996
                                                       ============      ============

ASSETS
Current assets:
Cash                                                    $210,958          $295,630
Accounts receivable, less allowance                       99,636           100,015
Prepaid expenses                                         114,239            48,564
Note receivable                                          117,188
                                                       ------------       -----------
Total current assets                                     542,021           444,209
Property and equipment, net                              236,559           160,240
Other assets, net                                         65,877            17,933
                                                       ------------       -----------
                                                        $844,457          $622,382
                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Note payable                                            $351,563
Accounts payable and accrued expenses                    268,659           184,435
Unearned revenue and prepaid fees                        248,734           226,169
Customer deposits                                         31,216            28,166
Current portion of long-term debt                         78,125               -
                                                        -----------       -----------
Total current liabilities                                978,297           438,770
Long-term debt                                           156,250

Stockholders' equity deficit:
Common stock of no par value, 100,000 shares
   authorized, 76,653 and 83,276 shares issued,
     respectively                                            767               833
Additional paid in capital                               159,571           159,505
Retained earnings (accumulated deficit)                   (2,863)           23,274
Less: Treasury stock, 8,125 shares at cost              (447,565)
                                                       ------------       -----------
Total stockholders' equity (deficit)                    (290,090)          183,612
                                                       ------------       -----------
                                                        $844,457          $622,382
                                                       ============       ============

See notes to condensed financial statements.

AMERICAN NETWORK SERVICES, INC.

CONDENSED STATEMENTS OF INCOME AND RETAINED (DEFICIT) EARNINGS
UNAUDITED

                                                                 For the Four Months Ended
                                                                    April 30,      April 30,
                                                                     1997            1996
                                                                 ============      ===========

Sales                                                            $1,015,536        $1,009,624
Operating expenses:
  Executive compensation                                            256,371           204,523
  Marketing                                                         394,717           256,503
  General and administrative expenses                               203,286           189,443
  Members relations                                                 136,393            99,223
  Quality assurance                                                  12,549             9,597
                                                                 ------------       -----------
                                                                  1,003,316           759,289
Income from operations                                               12,220           250,335
Other income ( expense):
  Interest expense                                                  (17,163)             -
  Interest income                                                    40,635              -
                                                                 ------------       -----------
                                                                     23,472              -
                                                                 ------------       -----------
Net income                                                           35,692            250,335
Accumulated deficit- beginning of period                               (555)          (117,061)
Less distribution to stockholders                                   (38,000)          (110,000)
Retained earnings ( accumulated deficit) - end of period            ($2,863)           $23,274
                                                                 ============       ============

See notes to condensed financial statements.


AMERICAN NETWORK SERVICES, INC.

CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

                                                                 For the Four Months Ended
                                                                    April 30,      April 30,
                                                                     1997           1996
                                                                 ===========      ===========
Cash flows from operating activities
Net income                                                       $85,532          $250,335
Adjustments to reconcile net income  to net cash
  provided by operating activities
    Depreciation and amortization                                 31,256            12,782
    (Increase)  in assets:
      Accounts receivable                                        (17,599)          (19,277)
      Other current assets                                        (5,445)          (11,747)
    (Decrease) increase in liabilities:
      Accounts payable and accrued expenses                       12,100            59,543
      Unearned revenue                                           (14,956)           29,899
      Customer deposits                                              950               203
                                                                 -----------      -----------
Net cash provided by operating activities                         91,838           321,738
                                                                 -----------      -----------
Cash flows from investing activities
   Purchase of property and equipment                            (83,947)           (73,252)
   Decrease (increase) in other assets                            (3,800)            (7,389)
                                                                 -----------      -----------
Net cash used in investing activities                            (87,747)           (80,641)
                                                                 -----------      -----------
Cash flows from financing activities
   Distributions to stockholders                                (38,000)          (110,000)
                                                                ------------      -----------
Net cash used in financing activities                           (38,000)          (110,000)
                                                                ------------      -----------
Net increase ( decrease) in cash                                (33,909)           131,097
Cash- beginning of period                                       244,867            164,533
                                                               -----------        -----------
Cash- end of period                                            $210,958           $295,630
                                                               ===========        ===========
Retained earnings (accumulated deficit)
Approximate interest paid during the period                     $17,000               -
                                                               ===========        ===========
See notes to condensed financial statements.

AMERICAN NETWORK SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
April 30, 1997

NOTE A-- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) to Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be attained for an entire year. For further information, refer to the Company's Financial Statements and footnotes for the fiscal year ended December 31, 1996 filed with Esquire Communications Ltd.'s Form 8-K.

NOTE B-- EQUITY TRANSACTIONS

     In October 1996, the Company had a 10 for 1 stock split of all issued shares, and the accompanying financial statements give retroactive effect to the split.

NOTE C-- SUBSEQUENT EVENTS

     Subsequent to April 30, 1997 the Company sold substantially all of its assets and operations, subject to assumptions of certain liabilities, to a publicly traded court reporting company. The Company ceased operations effective June 18, 1997 with operations being conducted by the successor corporation.